Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 and related Prospectus of Narragansett Bancorp, Inc. of our report dated June 8, 2026, relating to the consolidated financial statements of Narragansett Financial Corporation as of December 31, 2025 and 2024 and for the years then ended.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

July 23, 2026